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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CoreStates Financial Corp for the registration of $1,750,000,000 of securities and to the incorporation by reference therein of our report dated January 17, 1996, with respect to the consolidated financial statements of CoreStates Financial Corp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Philadelphia, Pennsylvania
April 1, 1996